Exhibit 99.77O


                         FORM 10f-3
                     THE BLACKROCK FUNDS

               RECORD OF SECURITIES PURCHASED
           UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1. Name of Purchasing Portfolio: BlackRock MuniYield Fund, Inc. (MYD), BlackRock MuniHoldings Fund, Inc. (MHD), BlackRock MuniHoldings Fund II, Inc. (MUH), BlackRock Long-Term Municipal Advantage Trust (BTA),
     BlackRock Municipal Income Trust II (BLE), BlackRock Municipal Income
     Trust (BFK), BlackRock Municipal Bond Trust (BBK), BlackRock Investment Quality Municipal Trust (BKN), BlackRock Strategic Municipal Trust (BSD), BlackRock California Insured Municipal Bond Fund (BR-CAINS), BlackRock MuniHoldings California Insured Fund, Inc. (MUC), BlackRock MuniYield California Insured Fund, Inc. (MCA2), BlackRock California Insured Municipal Income Trust (BCK), BlackRock MuniYield New Jersey Fund, Inc.
     (MYJ), BlackRock New Jersey Municipal Bond Fund (BR-NJMUNI), The BlackRock NJ Investment Quality Municipal Trust (RNJ), BlackRock New Jersey Municipal Income Trust (BNJ), BlackRock Virginia Municipal Bond Trust (BHV), BlackRock Delaware Municipal Bond Portfolio (BR-DE), Separate Accounts, P.I.

2.   Issuer: Puerto Rico Electric Power Authority

3.   Date of Purchase: 4/20/2007

4.   Underwriter from whom purchased: J.P. Morgan

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch

6. Aggregate principal amount of purchased (out of total offering): $96,025,000 out of $1,943,565,000.

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion
     (out of the total offering):

$132,370,000 out of $1,943,565,000

8. Purchase price (net of fees and expenses): 107.456 in 2014, 107.983 of 5.00 in 2015, 101.037 of 4.00 in 2015, 108.560 in 2016, 107.068 in 2017, 106.726
     IN 2018, 109.550 in 2019, 106.130 in 2020, 108.017 in 2020, 105.876 in
     2021, 107.757 in 2021, 105.707 in 2022, 107.498 in 2022, 105.454 in 2023,
     107.326 in 2023, 107.154 in 2024, 104.867 in 2032, and 100 in 2029.

9.   Date offering commenced: 4/18/2007

10.  Offering price at end of first day on which any sales were made:

11.  Have the following conditions been satisfied:                  YES     NO
                                                                   -----  ------

          a.   The securities are part of an issue
               registered under the Securities Act of 1933,
               as amended, which is being offered to the
               public, or are Eligible Municipal Securities,
               or are securities sold in an Eligible Foreign
               Offering or are securities sold in an
               Eligible Rule 144A Offering or part of an
               issue of government securities.                     __X__  ______

          b. The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the


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

               Issuer) OR, if a rights offering, the
               securities were purchased on or before the
               fourth day preceding the day on which the
               rights offering terminated.                         __X__  ______

          c.   The underwriting was a firm commitment
               underwriting.                                       __X__  ______

          d.   The commission, spread or profit was
               reasonable and fair in relation to that being
               received by others for underwriting similar
               securities during the same period.                  __X__  ______

          e.   In respect of any securities other than
               Eligible Municipal Securities, the issuer of
               such securities has been in continuous
               operation for not less than three years
               (including the operations of predecessors).         __X__  ______

          f.   Has the affiliated underwriter confirmed that
               it will not receive any direct or indirect
               benefit as a result of BlackRock's
               participation in the offering?                      __X__  ______



Received from: _________Janine Bianchino_______________     Date: _5/3/07_______


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

                                   FORM 1Of-3
                               THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10F-3 PROCEDURES



1. Name of Purchasing Portfolio: California Insured Muni Bond (BR-CAINS), Muniholdings California Insured (MUC), Muniyield California (MYC), Muniyield California Insured (MCA2) Blackrock California Insured Muni Income Trust (BCK)

2    Issuer: San Diego CAL USD

3.   Date of Purchase: 11/1/06

4.   Underwriter from whom purchased: Banc of America

5. Name of Affiliated-Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch

6. Aggregate principal amount of purchased (out of total offering): 11,000,000 out of 266,820,000

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering): 11,000,000 of 266,820,000

8.   Purchase price (net of fees and expenses): 100.626
     commenced: 11/1/06

9.   Date offering commenced: 11/1/06

10.  Offering price at end of first day on which any sales were made: 100.626

11.  Have the following conditions been satisfied:                  YES     NO
                                                                   -----  ------

     a. The securities are part of an issue registered under the Securities Act of 1933, as amended, which


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

          is being offered to the public, OR are Eligible
          Municipal Securities, OR are securities sold in an
          Eligible Foreign Offering OR are securities sold in
          an Eligible Rule 144A Offering part OR of an issue of
          government securities.                                   __X__  ______

                                                                    YES     NO
                                                                   -----  ------

     b.   The securities were purchased prior to the end of
          the first day on which any sales were made, at a
          price that was not more than the price paid by
          each other purchaser of securities in that
          offering or in any concurrent offering of the
          securities (except, in the case of an Eligible
          Foreign Offering, for any rights to purchase
          required by laws to be granted to existing
          security holders of the Issuer) OR, if a rights
          offering, the securities were purchased on or
          before the fourth day preceding the day on which
          the rights offering terminated.                          __X__  ______

     c.   The underwriting was a firm commitment
          underwriting.                                            __X__  ______

     d.   The commission, spread or profit was reasonable
          and fair in relation to that being received by
          others for underwriting similar securities during
          the same period.                                         __X__  ______

     e.   In respect of any securities other than Eligible
          Municipal Securities, the issuer of such
          securities has been in continuous operation for
          not less than three years (including the
          operations of predecessors).                             __X__  ______

     f.   Has the affiliated underwriter confirmed that it
          will not receive any direct or indirect benefit
          as a result of BlackRock's participation in the
          offering?                                                __X__  ______


Walter O'Connor
---------------


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